Exhibit 99.1

FOR:                      AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:           Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:                      KM/KCSA  - Investor Relations
CONTACT:           Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby
212-896-1214 / 212-896-1236
jcorbin@kcsa.com / mcsaby@kcsa.com

FOR:                       PM-PR Media consultants
CONTACT:           Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Ampal-American Israel Corporation Reports First Quarter 2010 Financial Results

Tel Aviv – May 5, 2010 - Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company in the business of acquiring and managing interests in various businesses, with emphasis in recent years on energy, chemicals, communications and related fields, today reported financial results for the quarter ended March 31, 2010.

For the quarter ended March 31, 2010, revenues were $168.2 million, compared to revenues of $125.2 million for the corresponding period of 2009.

Net loss for the quarter was ($8.8) million, or ($0.16) per basic and diluted share compared to a net gain of $12.5 million, or $0.22 per basic and diluted share, for the corresponding period in 2009.

As of March 31, 2010, the Company had cash, cash equivalents, other financial investments and deposits of $94.1 million. Ampal ended the quarter with total assets of $1,261.6 million and shareholders' equity of $213.1 million, as compared to total assets of $920.6 million and shareholders’ equity of $222.0 million at December 31, 2009.

012 Smile Telecom Ltd. (“012 Smile”) results for the quarter ended March 31, 2010:

●	012 Smile results for the quarter ended March 31, 2010 (including January 2010, which were not included in Ampal’s financial statements) showed continued growth in revenues and adjusted EBITDA1

●	First quarter revenues were approximately $77 million compared to approximately $69 million in the first quarter of 2009 as reported by 012.Smile Communications Ltd.

●	Adjusted EBITDA increased to approximately $19 million compared to approximately $16 million in the first quarter of 2009 as reported by 012.Smile Communications Ltd.

●	Broadband revenues increased to approximately $41 million compared to approximately $36 million in the first quarter of 2009 as reported by 012.Smile Communications Ltd.

●	Revenues generated by traditional voice services were stable at approximately $36 million

●	Local telephony increased by 20,000 subscriber lines to a total of 174,000 lines

Gadot Chemical Tankers and Terminals Ltd. (“Gadot”) results for the quarter ended March 31, 2010:

●	Revenues of $114 million, up by 21% compared to the first quarter of 2009.

●
Adjusted EBITDA decreased to approximately $4 million compared to approximately $6 million in the first quarter of 2009. The decrease in adjusted EBITDA was mainly a result of a onetime expense in the shipping division in the quarter ended March 31, 2010.

●	All other business results improved compared to the first quarter of 2009 with the exception of the chemical shipping business, which generated a net operational loss.

●
Several, new long term agreements with major chemicals companies were signed by Gadot in Europe over the last few months.  Gadot’s trading business in Europe generated profits in line with expectations  and showed early signs of improvement.

East Mediterranean Gas Co. ("EMG"), in which Ampal has a 12.5% interest, signed eight Gas Sale Agreements to date, with total contracted gas supply of approximately 65 BCM over a twenty years period of contracts and a total contracted stream of revenue to EMG in excess of  $10 billion.

Mr. Maiman, Chairman President and CEO of Ampal said, “This is the first quarter to include the results of 012 Smile in our financials and we are very pleased with the outcome. 012 Smile continued its growth and expansion mainly in the broadband and local telephony business. We are looking carefully into expanding the 012 Smile business to new areas including the cellular market.”

1  Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non recurring expenses.  Adjusted EBITDA is a non-GAAP financial measure, and a reconciliation of adjusted EBITDA to Revenues and Expenses is provided in this press release.

Mr. Maiman continued, “Gadot had a good quarter with record-breaking margins in its sales and distribution business. I believe that 2010 will be the year that Gadot’s external growth potential will generate solid financial results and I expect the business will return to the financial position it occupied before the global financial downturn of 2008-2009.   Gadot will focus on the expansion of its business in Europe and its initial entry into the United States market in 2010.”

The Company’s investments presentation is available via the Internet at the Company’s website at http://www.ampal.com.

FINANCIAL HIGHLIGHTS
(In thousands, except earnings per share)

	Three Months Ended March 31, (Unaudited)
	2010	2009

Revenues	$168,167	$125,233
Net (loss) gain	$(8,805)	$12,494
Basic EPS (loss) gain per Class A share	$(0.16)	$0.22

	March 31, 2010	December 31, 2009

Total Assets	$1,261,560	$920,600
Shareholders' Equity	$213,142	$221,995

RECONCILIATION OF REVENUES AND EXPENSES TO ADJUSTED EBITDA FOR 012 SMILE
AND FOR 012  SMILE.COMMUNICATIONS LTD. (U.S. Dollars in millions)

	Two Months From February 1 To March 31, 2010 (Unaudited) (1)	One Month Ended January 31, 2010 (Unaudited)	Three Months Ended March 31, 2010 (Unaudited)	Three Months Ended March 31, 2009 (2)

Revenues	52	26	78	67
Expenses	(36)	(19)	(55)	(46)
Profit	16	7	23	21
Marketing, sales, general, administrative and other expenses	(11)	(5)	(16)	(12)
Depreciation and amortization	8	4	12	7
EBITDA	13	6	19	16
Non-recurring expenses	--	--	--	--
Adjusted EBITDA	13	6	19	16

(1) includes 012 Smile results from the day it was purchased at February 1, 2010

(2) all data on 012 Smile.Communications Ltd. prior to the acquisition of its business by 012 Smile is based on publications made by 012 Smile.Communications Ltd. on the Tel Aviv Stock Exchange and NASDAQ.

RECONCILIATION OF REVENUES AND EXPENSES TO ADJUSTED EBITDA FOR GADOT  (U.S. Dollars in millions)

	Three Months Ended March 31, 2010 (Unaudited)	Three Months Ended March 31, 2009 (Unaudited)

Revenues	114	95
Expenses	(106)	(87)
Profit	8	8
Marketing, sales, General, administrative and other expenses	(8)	(5)
Depreciation and amortization	4	3
EBITDA	4	6
Non-recurring expenses	--	--
Adjusted EBITDA	4	6

Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non recurring expenses.

Management believes adjusted EBITDA for 012 Smile and Gadot to be a meaningful indicator of their performance that provides useful information to investors regarding their financial condition and results of operations. Presentation of adjusted EBITDA is a non-GAAP financial measure commonly used by management to measure operating performance. While management considers adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Adjusted EBITDA does not reflect cash available to fund cash requirements. Not all companies calculate adjusted EBITDA in the same manner, and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals, communication and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.